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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

    CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): OCTOBER 29, 2001

EPS SOLUTIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16071	33-0816510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 3619, Costa Mesa, CA (Address of Principal Executive Offices)	92628-3619 (Zip Code)

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

EPS SOLUTIONS CORPORATION
ENTERPRISE PROFIT SOLUTIONS CORPORATION
FILING ON FORM 8-K

Item 2. Disposition of Assets.

    Pursuant to the decision by the Board of Directors of EPS Solutions Corporation/Enterprise Profit Solutions Corporation ("EPS" or "Company") in December 1999 to discontinue certain product and service offerings in the Human Capital Solutions segment and dispose of the Company's Cost Recovery Services segment, the affected dispositions have been closed. Furthermore, pursuant to actions of the Company's Board of Directors, and with the knowledge and consent of the Company's Senior Secured Lenders ("Lenders"), it was decided in late 2000 that all remaining operating units and businesses owned by EPS, including any remaining Human Capital Solutions businesses, would also be sold. As a result, all operations of EPS have been divested or foreclosed upon. The dispositions have been accomplished either through sales by the Company, with approval of the Company's Lenders, or through foreclosures by the Lenders pursuant to Article 9 of the Uniform Commercial Code. The following is a listing of the business units that have been disposed of, and the date of closing of such disposition:

Sales by the Company (of either assets or stock):

National Recovery Services, LLC	November 24, 1999
The Oxxford Group, Inc.	November 24, 1999
Med-co Review, Inc./International Cost Containment Network, Inc.	November 24, 1999
The T&E Group	November 24 1999
National Healthcare Recovery Services, LLC*	November 24, 1999
TSL Services, Inc.	May 1, 2000
BayGroup International, Inc.	May 15, 2000
CyberLease LLC and affiliate**	August 2000
Benefit Funding Services Group, LLC	August 31, 2000
D.L.D. Insurance Brokers, Inc.	September 15, 2000
Mobility Services International, Inc.	September 15, 2000
Better Communications, Inc.	November 24, 2000
Dimension Funding, Inc.	December 6, 2000
Lease Audit & Analysis Services, Inc.	December 13, 2000
Young, Clark & Associates, Inc.	December 20, 2000
Partners Consulting Services, Inc.	December 22, 2000
Sigma International, Inc.	December 27, 2000
FDSI Logistics, Inc.	January 4, 2001
D'Accord Holdings, Inc. and affiliates	January 10, 2001

*
Transaction was consummated as a rescission.

**
Business operations were seized by the Company's former owners, without the consent of EPS or its Lenders; the Company is pursuing an action against the former owners through arbitration.

Article 9 Sales by the Senior Secured Lenders:

EPS Settlements Group (Hindert & Associates, Inc., The Structured Settlements Company, Inc., and Kenneth H. Wells & Associates, Inc. and related entities)	January 10, 2001
Pritchett Rummler-Brache (Pritchett Publishing Company, RBG Group, Ltd.)	January 19, 2001
Holden Corporation (including e-Fox, LLC interest)	January 26, 2001
FFR Holding Co., Inc. and affiliates	January 29, 2001
DHR International	February 7, 2001
Training Grant Funding (a service line)	February 13, 2001
Wadley-Donovan Group, Ltd.	February 14, 2001
Oxxford Consulting Group, Inc.	March 21, 2001
The Praxis Group, Inc. and affiliates	May 2001

Business units whose operations were closed down or merged into EPS, and have subsequently been discontinued

The Dublin Group, Inc.
National RevMax Consultants, LLC
Disbursement Recovery Services LLC
Equitax
National Benefits Consultants, L.L.C.

    Cash consideration received from the above dispositions, net of related transaction expenses, was substantially all used to pay down the EPS debt to the Lenders. As of October 22, 2001, the Lenders have informed the Company that they are owed a total of $98,171,672.49 by the Company, which consists of unpaid principal in the amount of $91,094,273.91, unpaid accrued interest in the amount of $7,000,019.46, and unpaid fees and expenses of $77,379.12.

Item 5. Other Events.

    The Company has been unable to file any reports under the Securities and Exchange Act of 1934 since its Form 10Q for the quarter and period ended June 30, 2000, which was filed August 14, 2000. As was disclosed in its Form 10 Registration Statement as of and for the year ended December 31, 1999, which was originally filed May 1, 2000, and for which an Amendment was filed June 28, 2000, the Company has been in default of certain covenants of its loan agreement with the Lenders, and early in 2000 it was unable to pay a scheduled quarterly principal reduction. Since approximately July 2000, with the agreement of the Lenders, the Company has been moving toward a complete liquidation as evidenced by the dispositions discussed in Item 2. above.

    The Company has been named in a number of actions by various creditors and former Business Unit owners. These matters are being addressed by legal counsel for the Company, but it is not currently possible to determine what impact, if any, such matters might have on the Company. The Company continues in its virtually complete inability to satisfy creditor obligations and, as a result of the sale or closedown of its operations, has no liquidity and no cash.

    The Company is a plaintiff in an action filed against Deloitte & Touche LLP and Jefferies & Company, Inc. This complaint, which was amended in April 2001, is in its early stages, and no significant discovery has commenced. The Company is also plaintiff in other actions, including against the former owners of CyberLease LLC and its affiliate. It is not possible to determine what recoveries, if any, EPS might receive as a result of any of these actions.

Item 6. Resignations of the Company's Directors and Officers

    Between October 2000 and January 2001, Mr. Early Price Pritchett, Mr. Gary Grom, Mr. John Aylsworth, and Mr. Michael Goldstein resigned their positions as Board Members of EPS. As of December 4, 2000, all remaining corporate employees, including officers, resigned from their positions with the Company. Mr. David Hoffmann continues as the Company's sole acting Board Member, and Mr. Mark Coleman is an independent contractor who is the Company's acting President. Neither Mr. Hoffmann nor Mr. Coleman spend significant time in these roles, acting only as required from time-to-time as necessary to assist the Company in the wind-up of its affairs.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

EPS SOLUTIONS CORPORATION
Date: November 5, 2001	By:	/s/ MARK C. COLEMAN MARK C. COLEMAN Independent contractor acting as Interim President

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FORM 8-K
  Item 2. Disposition of Assets.
  Item 5. Other Events.
  Item 6. Resignations of the Company's Directors and Officers
SIGNATURE